EXHIBIT 21.1

Subsidiaries of META Group, Inc.

The Sentry Group, Inc.incorporated in the Commonwealth of Massachusetts

MG (Bermuda) Ltd. incorporated in Bermuda

1422722 Ontario, Inc. incorporated in Canada

META Group Singapore PTE Limited incorporated in Singapore

META Group Australia Holdings PTY Limited incorporated in Australia

Abundant Strategy SDN.BHD incorporated in Malaysia

META Group France, S.A. incorporated in France

META Group AG incorporated in Germany

META Group Italia S.R.L. incorporated in Italy

META Group UK Holdings Limited incorporated in the United Kingdom

META Group Norway A/S incorporated in Norway

META Group Sweden AB incorporated in Sweden

META Group Finland OY incorporated in Finland

META Group Denmark A/S incorporated in Denmark

META Group Belgium SA incorporated in Belgium

META Group Nederland BV incorporated in the Netherlands

META Group Northern Europe ApS incorporated in Denmark

ATEM Netherlands ApS incorporated in Denmark

META Group Korea Co. Limited incorporated in South Korea

META Group IT Corp. incorporated in the Philippines

META Group Deutschland GmbH incorporated in Germany

META Group Austria GmbH incorporated in Austria

META Group Schweiz AG incorporated in Switzerland

META Group CESE GmbH incorporated in Germany

META Group Iberia S.L. incorporated in Spain

META Group Middle East FZ – L.L.C. incorporated in United Arab Emirates

META Group Saudi L.L.C. – incorporated in the Kingdom of Saudi Arabia

META Group Romania – incorporated in Romania